EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. of our report dated January 29, 2016, with respect to the consolidated financial statements of HCR ManorCare Inc., as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015, included in the Annual Report of HCP, Inc. (Form 10-K) for the year ended December 31, 2015:

•Form S-3ASR, File No. 333-205241, related to the unlimited shelf registration of common stock, preferred stock, depository shares, debt securities and warrants;

•Form S-8, File No. 333-195735, related to the HCP, Inc. 2014 Performance Incentive Plan;

•Form S-8, File No. 333-161720, related to the registration of additional securities related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;

•Form S-8, File No. 333-135679, related to the HCP, Inc. 2006 Performance Incentive Plan, as amended and restated;

•Form S-3, File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

•Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

•Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

•Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ Ernst & Young LLP

Toledo, OH

February 9, 2016